AGREEMENT AND CONTRACT FOR SALE
                                     BETWEEN
                                CCI TELECOM, INC.
                                       AND
                              CCI ASSOCIATES, LTD.

     THIS AGREEMENT ("Agreement") is made this 29th day of April, 2005, by and between CHARYS HOLDING COMPANY, INC., a Delaware corporation ("Charys"), CCI TELECOM, INC., a Nevada corporation ("CCI"), CCI ASSOCIATES, LTD., a Texas limited partnership ("Associates"), NOVAK PROPERTIES, INC., a Texas corporation ("Novak Properties") and MICHAEL J. NOVAK, an individual ("Novak").

     WHEREAS, on or about March 4, 2005, Charys, Charys Acquisition Company, Inc., a Nevada corporation, and CCI executed that certain Plan and Agreement of Triangular Merger between Charys, Charys Acquisition Company, Inc. and CCI (the "Plan of Merger") which is attached hereto as Attachment 1 (excluding supporting
                                              ------------
schedules);  and

     WHEREAS, as used herein, any reference to Charys shall include CCI, or vice versa, unless the context requires otherwise; and

     WHEREAS, as a condition to the closing of the Plan of Merger, Associates and Charys executed a Letter Agreement (the "Letter Agreement") attached hereto as Attachment 2 committting to execute a Definitive Agreement (as defined in the
   ------------
Letter Agreement) within 30 days after the execution of the Plan of Merger on terms substantially the same as outlined in the Letter Agreement; and

     WHEREAS, notwithstanding that more than 30 days has elapsed between the date hereof and the execution of the Plan of Merger, this Agreement shall constitute the Definitive Agreement for all purposes; and

     WHEREAS, Charys has elected to have its wholly owned subsidiary, CCI, acquire Lot 1, Block 1, New City Block 17865, Craighead Estates Subdivision, in the City of San Antonio, Bexar County, Texas (the "Property") owned by Associates as described in the Letter Agreement; and

     WHEREAS, CCI has entered into a Contract of Sale (the "GurGur Contract") to sell the Property to Gur Parsaad Properties, Ltd., a Texas limited partnership ("Gur"), which Contract is attached hereto as Attachment 3; and
                                                     -------------

     WHEREAS, CCI leases the Property from Associates for office and warehouse facilities to operate its business; and

     WHEREAS, Novak Properties is a one percent (1%) owner of Associates and serves as the the general partner of Associates; and

     WHEREAS, Novak is the sole owner of Novak Properties and a seventy percent (70%) limited partner in Associates;

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

     1.     Purchase  and  Sale.  As  used  herein,  "Closing"  shall  mean  the
            -------------------
simultaneous  closing of (i) the sale of the Property from Associates to CCI and
(ii) the sale of the Property from CCI to Gur. The Closing shall occur at the time and place set forth in Gur Contract or as CCI and Gur may otherwise agree. At the Closing, Associates shall sell to CCI and CCI shall purchase from Associates for the Purchase Price (as hereinafter defined), the Property, upon the same terms and conditions (other than Purchase Price and except as further specifically provided to the contrary herein) and subject to the same representations, warranties, and conditions set forth in the Gur Contract, including the Permitted Exceptions (as defined in the Gur Contract). For avoidance of doubt, all representations and warranties made by CCI to Gur in the Gur Contract shall be deemed to be representations and warranties made by Associates to CCI, and all Permitted Exceptions to title in the deed from CCI to Gur shall be deemed Permitted Exceptions to title in the deed from Associates to CCI subject to the provisions of Paragraph 6 hereinbelow.

     2.     Purchase  Price.  The  purchase  price  ("Purchase  Price")  of  the
            ---------------
Property payable by CCI to Associates shall be equal to 250,000 shares of Charys common stock (restricted as described in Paragraph 19 hereinbelow) (the "Shares") valued at $4.00 per share, provided, however, that the Shares shall be subject to a "Make Whole Calculation" as described in Paragraphs 7 and 8 (but not Paragraph 9) of the Plan of Merger. The Make Whole Provision and Calculation in the Plan of Merger occurs on the date which is twenty-four (24) months after the effective date of the Plan of Merger. The Make Whole Provision and Calculation related to the Shares, however, shall be applied concurrently and simultaneously with the Make Whole Provision and Calculation in the Plan of Merger, even if the period elapsing from the Closing to the Make Whole Provision and Calculation in the Plan of Merger is less than twenty-four (24) months. In addition to the Shares, the Purchase Price shall further consist of cash payments from CCI to Associates in the amounts calculated pursuant to Paragraph 11 hereinbelow.

     3.     Closing.  The Closing shall occur at the time and location set forth
            -------
in the Gur Contract. The result of the Closing shall be that the title to the Property shall be transferred to Charys in exchange for the Purchase Price as outlined herein. The "effective date" for purposes of the Make Whole Provision and Calculation shall be the same date as the Plan of Merger.

     4.     Title.  The  Associates  shall  convey  title to the Property at the
            -----
Closing in the same condition as CCI is obligated to convey title to Gur pursuant to the Gur Contract, subject to the provisions of Paragraph 6 hereinbelow.

     5.     CCI's  Obligations at the Closing.  At the Closing, CCI shall do the
            ---------------------------------
following:

          (a)     Deliver  to  Associates  the  Shares;

          (b)     Pay  CCI's  closing  costs  as  hereinafter  specified;  and

          (c) Execute and deliver any other documents that are reasonably necessary for the Closing.

     6.     The  Associates'  Obligations  at  the  Closing.  At  the  Closing,
            -----------------------------------------------
Associates  shall  do  the  following:

          (a) Execute and deliver to CCI a special warranty deed (the "Deed"), duly executed and acknowledged, conveying to CCI title in the condition set forth above;

          (b) Deliver possession of the Property to CCI, subject to the Permitted Exceptions;

          (c)     Pay  Associates'  closing  costs as hereinafter specified; and

          (d) Execute and deliver such other documents that are reasonably necessary for the Closing.

     Notwithstanding any provision herein to the contrary, it is understood and agreed that with respect to the liens of Frost National Bank and the U.S. Small Business Administration (the "Liens") which encumber the Property, Associates shall convey the Property to CCI subject to the Liens, and CCI shall cause the Liens to be released utilizing the proceeds from CCI's sale of the Property to Gur.

     7.     The  Associates'  Closing  Costs.  The  Associates  shall  pay  the
            --------------------------------
following costs and expenses in connection with the Closing:

          (a) The Associates' portion of the prorated taxes and assessments (as provided below);

          (b)     The  Associates' own attorneys' fees after $7,500 paid by CCI;
and

          (c) Such other incidental costs and fees customarily paid by sellers in Bexar County, Texas land transactions of this nature, provided Associates shall not pay for an Owner's Policy of Title Insurance since CCI is purchasing an Owner's Policy of Title Insurance for Gur.

     8.     CCI's  Closing  Costs.  Charys  shall  pay  the  following costs and
            ---------------------
expenses  in  connection  with  the  Closing:

          (a)     CCI's  own  attorneys'  fees;

          (b) CCI's portion of the prorated taxes and assessments (as provided below);

          (c)     The  cost  of  recording  the  deed;

          (d)     The  cost  of  any  title  company  escrow  fee;

          (e) Such other incidental costs and fees customarily paid by purchasers in Bexar County, Texas land transactions of this nature; and

          (f) All costs that CCI has agreed to pay in connection with its sale of the Property to Gur.

     9.     Prorations.  As  between  CCI  and  Associates,  the proration of ad
            ----------
valorem taxes and assessments with respect to the Property shall be treated in the same manner as such prorations are treated in the Gur Contract. For avoidance of doubt, it is the intention of CCI and Associates that the net effect of such ad valorem tax and assessment prorations on CCI shall be zero, such that any charge to CCI on the CCI/Gur closing statement shall equal a corresponding credit to CCI on the CCI/Associates closing statement, and any credit to CCI on the CCI/Gur closing statement shall equal a corresponding charge to CCI on the CCI/Associates closing statement.

     10.     Repurchase/Right  of  First Refusal.  The Repurchase/Right of First
             -----------------------------------
Refusal set forth in Paragraph 7 of the Letter Agreement is hereby waived by Novak and is of no further force or effect. Novak warrants and represents to Associates that in lieu thereof, Novak has reached a separate agreement with CCI providing for a repurchase right in favor of Charys and CCI to be incorporated in the lease to be executed between Charys/CCI and Gur at the Closing, whereupon by separate instrument Charys/CCI will effectively assign the beneficial right to the repurchase option to Novak.

     11.     Taxes.  The  Purchase  Price  shall include cash payments by CCI to
             -----
Associates in order to reimburse the partners of Associates for the federal income taxes, if any, which will be due by the partners of Associates attributable to this transaction. Such payments shall not exceed $125,000.00 in the aggregate, and shall be paid to Associates for distribution to its partners on or before the date upon which said partners' federal income tax payments attributable to this transaction are due. This provision applies to federal income taxes that will be due both upon the sale of the Property to CCI and upon the Make Whole Provision and Calculation if same results in additional Shares or cash being paid to Associates. Accordingly, this provision shall survive the Closing. Charys hereby guarantees the performance of CCI pursuant to this Paragraph 11 and agrees to be jointly and severally liable with CCI for the cash payments required hereunder.

     12.     Termination  ofGur Contract.  In the event that the Gur Contract is
             ---------------------------
terminated for any reason prior to the sale of the Property by CCI to Gur, this Agreement shall also terminate, whereupon the parties hereto agree to promptly negotiate in good faith a substitute Definitive Agreement as required by the Letter Agreement.

     13.     No  Warranties.  Except as specifically stated in this Agreement or
             --------------
the Gur Contract, Associates hereby specifically disclaim any warranty, guaranty or representation, oral or written, past, present or future, of, as, to or concerning (a) the nature of and condition of the Property, including, but not by way of limitation, the water drainage, soil, geology, and the suitability thereof, and the suitability of the Property, for the construction of foundations, subsurface improvements, or above-ground improvements thereon; and
(b) the manner or quality of construction of improvements on the Property and the compliance of the Property, with any and all governmental regulations, laws, statutes, ordinances or codes. CCI acknowledges that it has inspected the Property. CCI shall rely upon its own inspections of the Property as well as inquiries to third parties and does not rely upon any representations or warranties of Associates. CCI also acknowledges that it is a financially substantial and sophisticated real estate investor. The sale of the Property as provided for herein is made on an "as is" basis, and CCI acknowledges that in consideration of the agreements of Associates herein, except as otherwise specified herein, in the Gur Contract or in the deed to be delivered at the Closing, Associates

MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. CCI hereby releases and discharges Associates from any and all claims, causes of action, charges and liabilities which CCI may now have or may in the future have against Associates as a result of or in connection with defects in the Property, or improvements thereon.

     14.     Non-Foreign  Affidavit.  Associates  shall  provide  to  the  title
             ----------------------
company at the Closing an affidavit from Associates and any other parties required pursuant to Section 1445 of the Internal Revenue Code and/or regulations relating thereto stating, under penalties of perjury, (a) that neither Associates nor any other party so swearing is a foreign person within the meaning of Section 1445 of the Internal Revenue Code, (b) the U.S. taxpayer identification number of Associates and such other parties, if any, (c) the address of Associates and such other parties (or the business address if any such party is not an individual), (d) such other information as may be required by regulations enacted by the Department of Treasury, in connection with Section 1445 of the Internal Revenue Code.

     15.     Cooperation.  The  parties  hereto  will  each  cooperate  with the
             -----------
other, at the other's request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, or disputes with other persons or governmental inquiries or investigations involving the parties hereto or the transactions contemplated hereby.

     16.     Further  Conveyances  and  Assurances.  After  the Closing, CCI and
             -------------------------------------
Associates will, without further cost or expense to, or consideration of any nature from the other, execute and deliver, or cause to be executed and delivered, to the other, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other may reasonably request as more completely to consummate the transactions contemplated hereby.

     17.     Power and Authority of Associates.  Associates warrants that it has
             ---------------------------------
full power and authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby.

     18.     Representation  and  Warranties  of Charys.  Where a representation
             ------------------------------------------
contained in this Agreement is qualified by the phrase "to the best knowledge of Charys" (or words of similar import), such expression means that, after having conducted a due diligence review, Charys believes the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. Charys represents and warrants to Associates as follows:

               (i)     Power and Authority.  Charys has full power and authority
                       -------------------
to execute, deliver, and perform this Agreement and the Registration Rights Agreement.

               (ii)     Corporate  Organization  of  Charys.  Charys  is  a
                        -----------------------------------
corporation duly organized, validly existing and in good standing under the laws of Delaware with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

               (iii)     Capital  Stock  of  Charys.  As  of  the  date  of this
                         --------------------------
Agreement, the entire authorized capital stock of Charys consists of 300,000,000 shares of the Charys Common Stock, of which 5,860,477 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares are designated as Series A preferred stock (the "Charys Series A Preferred Stock") and are issued and outstanding. All issued and outstanding shares of the Charys Common Stock and the Charys Series A Preferred Stock have been validly issued and are fully paid and non-assessable, with no personal liability or preemptive rights attaching to the ownership thereof. The Shares to be received by Associates hereunder, including Shares, if any, received pursuant to the Make Whole Provision and Calculation, are duly authorized, and upon issuance to Associates as contemplated by this Agreement, will be validly issued, fully paid and non-assessable. The delivery of a certificate or certificates to Associates pursuant to this Agreement representing Shares in the manner provided herein will transfer to Associates good and valid title to such Shares, free and clear of all liens.

               (iv)     Binding  Effect.  Upon execution and delivery by Charys,
                        ---------------
this Agreement and the Registration Rights Agreement shall be and constitute the valid, binding and legal obligations of Charys, enforceable against Charys in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (v)     No  Violation.  The  execution  and delivery by Charys of
                       -------------
this Agreement, and the Registration Rights Agreement, and the fulfillment of and compliance with the respective terms hereof and thereof by Charys do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default or event of default under (with due notice, lapse of time or both) of any contract to which Charys is a party; (ii) result in the creation of any lien upon any of Charys' capital stock or assets;
(iii) give any third party the right to accelerate any obligations of Charys; or
(iv) result in a violation of or require any authorization, consent, approval, exemption or other action by or notice to any court or authority pursuant to, the charter or bylaws of Charys, or any regulation, order or contract to which Charys or its properties are subject. Charys will comply with all applicable regulations and orders in connection with the execution, delivery and performance of this Agreement.

               (vi)     Governmental  Consents.  No  consent, approval, order or
                        ----------------------
authorization of, or registration, qualification, designation, declaration, or filing with any governmental body is required on the part of Charys in connection with the transactions contemplated by this Agreement.

               (vii)     No Untrue Statements.  No representation or warranty by
                         --------------------
Charys in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained, in light of the circumstances under which they were made, not misleading.

               (viii)     SEC  Filings.  Since  April 30, 2004, Charys has filed
                          ------------
all required documents with the SEC since it first became a registered public company (the "SEC Documents"). As of their respective dates, the SEC Documents, when taken together with any amendment thereto filed prior to the date hereof, complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and, at the respective times they were filed, none of the Charys SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except as set forth in subsequent SEC Documents filed prior to the date hereof.

     19.     Restricted  Shares.  All Shares shall be restricted in their resale
             ------------------
as provided in the Securities Act of 1933, as amended (the "Securities Act"), and shall contain a legend as required by Rule 144 promulgated under the Securities Act, which shall read as follows:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
     "SECURITIES  ACT"),  OR  ANY  STATE  SECURITIES  LAWS AND NEITHER SUCH
     SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

     20.     Registration  Rights.  Associates  (and,  to  the  extent  that
             --------------------
Associates distributes the Shares to its partners, all of said partners) shall be granted registration rights with respect to all Shares as more specifically set forth in that certain Registration Rights Agreement attached as Attachment 4
                                                                    ------------
hereto. The provisions of Attachment 4 are made a part hereof for all purposes as fully as if set forth verbatim in the body of this Agreement and constitute a binding obligation of Charys and a material inducement to Associates to enter into this Agreement.

     21.     Expenses.  Except  as  otherwise  set  forth  herein,  each  of the
             --------
parties hereto shall each bear its own expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby.

     22.     No Assignment.  This Agreement shall not be assignable by any party
             -------------
without the prior written consent of the other parties, which consent shall be subject to such party's sole, absolute and unfettered discretion.

     23.     Brokerage.  The parties hereto agree to indemnify and hold harmless
             ---------
each other against, and in respect of, any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated hereby, based in any way whatsoever on agreements, arrangements, understandings or contracts made by either party with a third party or parties.

     24.     Dispute  Resolution.  Any  action  or proceeding seeking to enforce
             -------------------
any provision of, or based on any right arising out of, this Agreement, whether before or after the Closing, shall be brought in the courts of the State of Texas, County of Bexar, or in the United States District Court for the Western District of Texas, and each of the parties consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each party to this Agreement hereby knowingly, voluntarily and intentionally waives any rights it may have to a trial by jury in respect of any litigation (whether as a claim, counter-claim, affirmative defense, or otherwise) in connection with this Agreement and the transactions contemplated hereby.

     25.     Attorneys'  Fees.  In the event that it should become necessary for
             ----------------
any party entitled hereunder to bring suit against any other party to this Agreement for a breach of this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including reasonable attorney's fees.

     26.     Benefit.  All  the  terms and provisions of this Agreement shall be
             -------
binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     27.     Notices.  All  notices, requests, demands, and other communications
             -------
hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to Charys addressed to Mr. Billy V. Ray, Jr. at 1117 Perimeter Center West, Suite N415, Atlanta, Georgia 30338, telephone (678) 443-2300, telecopier (678) 443-2320, and e-mail bray@charys.com; with a copy (which will not constitute notice) to Norman T. Reynolds, Esq., Glast, Phillips & Murray, 815 Walker Street, Suite 1250, Houston, Texas 77002, telephone (713) 237-3135, telecopier (713) 237-3202, and e-mail nreynolds@gpm-law.com; and if to Associates addressed to Mr. Michael J. Novak at 19240 Red Land Road, San Antonio, Texas 78259, telecopier (210) 491-0932. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

     28.     Construction.  Words  of any gender used in this Agreement shall be
             ------------
held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     29.     Waiver.  No  course  of  dealing on the part of any party hereto or
             ------
its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     30.     Cumulative Rights.  The rights and remedies of any party under this
             -----------------
Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     31.     Invalidity.  In  the  event  any  one  or  more  of  the provisions
             ----------
contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     32.     Time  of  the  Essence.  Time  is of the essence of this Agreement.
             ----------------------

     33.     Incorporation by Reference.  The Plan of Merger and the Attachments
             --------------------------
to this Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

     34.     Multiple  Counterparts.  This  Agreement  may be executed in one or
             ----------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     35.     Controlling  Agreement.  As  between Associates on the one hand and
             ----------------------
CCI and Charys on the other hand, in the event of any conflict between the terms of this Agreement or the Plan of Merger, the terms of this Agreement shall control. This Agreement replaces and supplants the Letter Agreement and upon full execution hereof, the Letter Agreement shall be of no further force or effect.

     36.     Law  Governing.  This  Agreement shall be governed by and construed
             --------------
in accordance with the laws of the State of Texas, without regard to any conflicts of laws provisions thereof.

     37.     Entire  Agreement.  This  instrument  and  the  attachments  hereto
             -----------------
contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                             CHARYS HOLDING COMPANY, INC.


                                             By:
                                                --------------------------------
                                                Billy  V.  Ray,  Jr.
                                                Chief  Executive  Officer

                                             CCI ASSOCIATES, LTD.

                                             By:  NOVAK PROPERTIES, INC.,
                                             its General Partner


                                                By:
                                                   -----------------------------
                                                   Michael J. Novak, President


                                             CCI  TELECOM,  INC.


                                             By:
                                                --------------------------------
                                                Michael J. Novak
                                                Chief Executive Officer



                                             -----------------------------------
                                             MICHAEL J. NOVAK, Individually

Attachments:
-----------
Attachment 1  Plan of Merger
Attachment 2  Letter Agreement
Attachment 3  Gur Contract
Attachment 4  Registration Rights Agreement


                                  Attachment 1
                                 Plan of Merger

    Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed with the Commission on March 10, 2005

                                  Attachment 2
                                Letter Agreement


CHARYS
HOLDING COMPANY, INC.


                                  March 4, 2005

CCI Associates, Ltd.
Attn. Mr. Michael J. Novak, CEO
19240 Redland Rd.
San Antonio, TX 78259


Dear Mr. Novak:

Charys Holding Company, Inc., a Delaware corporation, is pleased to provide you with this Letter Agreement (the "Letter Agreement") that outlines terms under which Charys Holding Company, Inc. or its authorized subsidiary ("Buyer") will acquire the assets, obligations and liabilities related to certain real property located in Bexar County, Texas owned by CCI Associates, Ltd., a Texas limited partnership ("Associates" or "Seller"). This letter agreement is binding on Seller and Buyer unless otherwise provided herein, with finalization of the details of the transaction to be refined in a definitive purchase agreement (the "Definitive Agreement") with Associates which the parties agree to finalize within 30 days after signing this Letter Agreement. The provisions of the Definitive Agreement will supersede and replace this Letter Agreement in all respects once finalized and executed.

SUMMARY OF TERMS

1.   PARTIES;DEFLNITIONS

          (a) Charys Holding Company, Inc. is a Delaware corporation located at 1117 Perimeter Center West, Suite N415, Atlanta, GA 30338.

          (b) CCI Associates, Ltd. is a Texas limited partnership located at 19240 Redland Road, San Antonio, TX 78259. The partnership's sole purpose is to own certain land and buildings in Bexar County, Texas which are leased to CCI Telecom, Inc. for use as its primary business location.

          (c) CCI Telecom, Inc. (CCI) will be a wholly owned subsidiary of Buyer after execution of the Plan and Agreement of Triangular Merger between Charys Holding Company, Inc, Charys Acquisition Company, Inc. and CCI Telecom, Inc. of even date herewith (the "Merger Agreement"). Included herewith as Attachment 1 is the Merger Agreement, which is incorporated herein for all purposes.

          (d) Novak Properties, Inc. is a Texas corporation that is wholly owned by Mr. Michael J. Novak. Novak Properties, Inc. owns 1% of Associates and is the sole general partner of Associates.

CHARYS
HOLDING COMPANY, INC.


          (e) Mr. Michael J. Novak is the CEO of CCI. Mr. Novak owns a 71.58% limited partnership interest in Associates, and he is the sole owner of Novak Properties, Inc.

          (f) "Closing" is defined as the time the Definitive Agreement is concluded and executed by all parties hereto, and "Final Closing" is defined as the time that title to the property has been transferred to Buyer in exchange for the consideration set forth herein.

2. TRANSACTION. Subject to the terms and conditions of the Definitive Agreement, Buyer shall purchase the real property located in Bexar County, Texas owned by Associates (such real property being more fully described in the Appraisal dated January 25, 2005 included herein as Attachment 3 and incorporated herein for all purposes) that is leased to CCI (the "Property") at the time of the Final Closing, and Buyer will assume all liabilities and obligations associated with the Property in exchange for delivery of 250,000 shares of Charys Holding Company, Inc. common stock to Seller, subject to certain adjustments and additional payments as described in Section 4 of this Letter Agreement. The ability to assume liabilities related to the Property by Buyer is subject to the provisions of any of the agreements creating such liabilities, including but not limited to the terms of any loan documents.

3. CLOSING. Upon execution of this Letter Agreement, Associates and Buyer shall be bound to complete the transaction described herein, and will negotiate and finalize a Definitive Agreement, which agreement shall include terms substantially similar to those expressed in this Letter Agreement. This Letter Agreement shall be executed in conjunction with the merger contemplated in the Merger Agreement. Associates and Buyer agree that all reasonable efforts shall be expended to complete the Definitive Agreement within 30 days of execution of this Letter Agreement at Closing. Final Closing will occur on a date to be agreed upon between Associates and Buyer after Buyer has identified a subsequent purchaser of the Property or secured financing adequate to release all currently existing liens on the Property. At Final Closing, Associates will convey the Property to Buyer for the consideration set forth in Section 4 herein.

4. CONSIDERATION. In exchange for conveyance of the Property to Buyer at the Final Closing, and subject to the terms of the Definitive Agreement, Buyer agrees to transfer 250,000 shares of Charys Holding Company, Inc. common stock to Associates. The number of shares to be conveyed to Associates and related cash adjustments are described as follows:

          (a) The 250,000 shares referenced above are subject to a "Make Whole Calculation" as described in Sections 7 and 8 of the Merger Agreement, but are also subject to the provisions of Section 4 (b) below. The Make Whole Provision and Calculation in the Merger Agreement occurs on the date which is 24 months after the effective date of the Merger Agreement. The Make Whole Provision and Calculation

CHARYS
HOLDING COMPANY, INC.


related to the 250,000 shares in this Letter Agreement shall be applied concurrently with the Merger Agreement Make Whole Provision and Calculation. That is, the 2 year period for the 250,000 shares in this Letter Agreement shall start on the signing of this Letter Agreement and conclude simultaneously with the Make Whole in the Merger Agreement, even if the time from the Final Closing from this Letter Agreement to the Make Whole in this Letter Agreement is less than 2 years.

          (b) Buyer intends to sell or finance the Property after acquiring the Property at the Final Closing. If during the 2 year period following the effective date of the Merger Agreement Buyer obtains net proceeds of at least $1.8 million either from the sale or financing of the Property, then the Make Whole Calculation shall apply. The Definitive Agreement will contain provisions regarding Buyer making diligent, good faith efforts to sell or finance the Property to bona fide, third party buyers, with the General Partner of Associates being periodically informed of all activities relating to the sale of financing of the Property. The sum payable by Buyer to Associates under the Make Whole Calculation shall be paid by Buyer to Associates as set forth in the Merger Agreement.

          (c) The consideration paid in this transaction shall include cash payments by Buyer to Associates in order to reimburse the owners of Associates for the federal income taxes, if any, that will be due by the owners of Associates attributable to this transaction. Such payments shall not exceed $125,000 in the aggregate and shall be paid to the owners of Associates on or before the date on which their federal income tax payments related to this transaction are due.

5. REGISTRATION RIGHTS. The shares acquired by Associates under Section 4 above shall contain registration rights and shall be governed by the registration rights agreement that is Attachment C to the Merger Agreement.

6. CHARYS SHARES. All shares of the Charys Holding Company, Inc. common stock to be received by Associates under the terms of the Definitive Agreement shall be restricted in their resale as provided in the Securities Act of 1933, as amended (the "Securities Act"), and shall contain a legend as required by Rule 144 promulgated under the Securities Act ("Rule 144"), which shall read as follows:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
     "SECURITIES  ACT"),  OR  ANY  STATE  SECURITIES  LAWS AND NEITHER SUCH
     SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO

CHARYS
HOLDING COMPANY, INC.


     AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

No fractional shares of the Charys Holding Company, Inc. common stock shall be issued in connection with the transaction contemplated herein. In the event that any fractional shares of the Charys Holding Company, Inc. common stock would be issued to Associates, the number of shares of such stock to be issued shall be rounded up to the nearest whole share. The Definitive Agreement will contain representations, warranties and covenants as to the Charys Holding Company, Inc. shares to be delivered to Seller and as to Buyer's operation of such company during the period of ownership of such shares by Buyer acceptable to Buyer.

7. REPURCHASE/RIGHT OF FIRST REFUSAL. As part of this Letter Agreement, Buyer grants Mr. Michael J. Novak or his designee ("Novak") certain rights with respect to the Property:

          (a) During the three years following the Final Closing, if Buyer receives a bona fide offer from a third party for purchase of the property and Buyer considers such offer as viable, Novak has a first right to purchase the Property. That is, should Novak desire to purchase the Property on substantially equal terms, including purchase price, as that offered to or solicited by Buyer, Novak shall have: i) a period of 10 days from receipt by Novak of written notice from Buyer for Novak to indicate his interest in matching the offer; and ii) 30 days after receipt of notice of such offer from Buyer to provide evidence to Buyer that Novak has obtained the financing or other means of matching the purchase price set forth in the offer. This right of first refusal shall expire three years after the date of the Final Closing or upon the sale of the property by Buyer to the bona fide third party from whom the offer was received should Novak not exercise his right of first refusal as to that offer, but otherwise such right shall be a continuing right should the transaction with the bona fide third party not close. The terms of this right of first refusal will be further detailed in the Definitive Agreement.

          (b) From the Final Closing until the third anniversary of the Final Closing, and assuming that Buyer has not previously sold the Property as authorized herein or in the Definitive Agreement, Novak shall have the right to purchase the property from Buyer for an amount equal to the greater of: i) $2.4 million, which is the appraised value of the Property as of January 25, 2005, as shown in the Appraisal attached hereto as ATTACHMENT 3, or ii) the then current appraised value of the Property. In the event a bona fide third party offer as described in Section 7(a) is received before or during the process of Novak's acquisition of the Property under this Section 7 (b) and such bona fide offer exceeds either the then current appraised value of the Property or $2.4 million, whichever amount is greater, then the terms of Section 7 (a) herein shall govern Novak's potential purchase of the Property. As used herein, "current" means dated within three (3) months of the date that Novak exercised any rights set forth in this Section 7.

CHARYS
HOLDING COMPANY, INC.


8. Intervening Period. During the period between execution of this Letter Agreement and the Final Closing, the parties to this Letter Agreement agree:

          (a) To conduct all business operations as usual in the ordinary course of business, and not to enter into any agreements that would materially change the structure, operations or contractual arrangements relative to any party other than as contemplated in the Merger Agreement. This includes, but is not limited to, fulfilling the terms of all contracts and other agreements that the parties have entered into as of the date of this Letter Agreement, including any lease arrangements, and making payment of all obligations as they become due, including payment of mortgages and taxes on the Property. Seller agrees to maintain the Property in the ordinary course of business.

          (b) That Buyer or any other party designated by Buyer may market the Property for sale and search for and negotiate financing to pay in full any existing loans on the Property, provided Buyer keeps Associates reasonably informed of such activities.

9. POWER AND AUTHORITY - ASSOCIATES AND BUYER. Novak Properties, Inc., acting as General Partner for Associates, has full power and authority to execute, deliver, and cause the performance of this Letter Agreement and any related agreements between Buyer and Seller to be delivered in connection herewith, including, without limitation, the Definitive Agreement. Buyer and the undersigned representative of Buyer have full power and authority to execute, deliver, and cause the performance of this Letter Agreement and any related agreements between Buyer and Seller to be delivered in connection herewith, including, without limitation, the Definitive Agreement. Buyer and Seller agree to execute any and all further agreements or documents as may be reasonably necessary to consummate the transactions contemplated in this Letter Agreement at the Closing and the Final Closing.

10. EXPENSES. Buyer will be responsible for payment of all fees and expenses incurred with regard to the transaction contemplated hereunder, including any finders' fees, fees to investment bankers or to other financial advisers, and Buyer's and Seller's attorneys' fees. Buyer will only be responsible, however, for payment of Seller's attorneys' fees up to and including the amount of $7,500. Associates represents and warrants to Buyer that Associates has not incurred any fees or expenses of any nature, other than attorneys' fees.

11. DESTRUCTION OF PROPERTY. If, on or before the Final Closing, any substantial portion of the improvements located on the Property shall suffer a loss because of fire, flood, tornado, hurricane, riot, accident or other calamity, whether or not insured, to such an extent that in the opinion of Buyer there will be such a delay in repairing or replacing said improvements so as to materially affect the future operations of the improvements, then Buyer may, at its sole option, terminate this Agreement by providing written notice to Seller, and neither party will have any further obligation to the other except for Buyer's obligation to pay the expenses set forth in Section 10 herein.

CHARYS
HOLDING COMPANY, INC.


12. VENUE; GOVERNING LAW; MISCELLANEOUS. This Letter Agreement contains all agreements between the parties hereto, other than those set forth in the Merger Agreement, and may be amended only by a written agreement executed by all parties hereto. Any provisions of this Letter Agreement that are deemed invalid or unenforceable shall be severable from the remainder of this Letter Agreement and will not affect the validity of the remainder of this Letter Agreement. This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Texas and applicable federal law, without giving effect to the principles of choice of law of any state. Venue for any dispute between the parties hereto shall lie in Bexar County, Texas. This Letter Agreement shall be binding upon and inure to the benefit of the signatories hereto and their respective successors, heirs, administrators, trustees, executors and assigns.

13. Default. Should any party default under the obligations required of them under this Letter Agreement, any non-defaulting party may avail itself of any and all remedies provided by law or in equity as to the defaulting party, including but not limited to termination of this Letter Agreement. A prevailing party in any legal action brought hereunder shall be entitled to collect its attorneys' fees.

14. MULTIPLE COUNTERPARTS. This Agreement may be signed in multiple counterparts each when taken together shall constitute one original.


                         [SEE NEXT PAGE FOR SIGNATURES]

CHARYS
HOLDING COMPANY, INC.


     Executed effective as of the 4th day of March, 2005.


                                 CHARYS HOLDING COMPANY, INC.



                                 By:
                                    --------------------------------------------
                                    Billy V. Ray, Jr., Chief Executive Officer



                                 CCI ASSOCIATES, LTD., a Texas limited
                                 partnership

                                 By:    Novak Properties, Inc., its
                                        General Partner

                                 By:
                                        ----------------------------------------
                                        Michael J. Novak, President


                                 CCI TELECOM, INC., a Nevada
                                 Corporation

                                 By:
                                        ----------------------------------------
                                        Michael J. Novak, Chief Executive
                                        Officer



                                 -----------------------------------------------
                                Michael J. Novak, in his individual capacity